UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of CFO

On February 9, 2017, Dane E. Whitehead announced his intention to resign as Chief Financial Officer of EP Energy Corporation (the “Company”).  Mr. Whitehead’s resignation will be effective on the earlier of (i) the first business day following the date that the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 is filed with the Securities and Exchange Commission, or (ii) March 16, 2017.  Mr. Whitehead confirmed that his resignation is for personal reasons and did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

In connection with his resignation, the Company entered into a separation agreement with Mr. Whitehead that terminates his existing employment agreement, provides for a continuation of his base salary through his termination date and provides for a targeted and limited waiver by the Company of the non-compete provision contained in his employment agreement.  In consideration for such waiver, Mr. Whitehead agreed to an extension of the coverage period for said non-compete provision and will forfeit the payout of certain vested performance units and all outstanding equity awards, as well as any rights to his 2016 annual bonus, severance or termination benefits.  The separation agreement also provides for a general release and waiver of any claims against the Company.

Appointment of Interim CFO

On February 9, 2017, the Board of Directors of the Company appointed Kyle A. McCuen, the Company’s Vice President and Treasurer, as interim Chief Financial Officer, effective as of the date of Mr. Whitehead’s resignation.  Mr. McCuen, 42, has served as the Company’s Vice President and Treasurer since our formation in August 2013, and as Vice President and Treasurer of EP Energy LLC since May 2012.  Mr. McCuen will continue in his role as Treasurer while serving as interim Chief Financial Officer.

Mr. McCuen previously served in various finance and strategic planning roles at El Paso Corporation, most recently serving as Vice President of Corporate and E&P Planning at El Paso Corporation from October 2011 to May 2012.  Mr. McCuen graduated from the University of Texas with a BBA and received an MBA from the University of Houston.  There are no family relationships between Mr. McCuen and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

No new compensatory or severance arrangements were entered into in connection with Mr. McCuen’s appointment as interim Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: February 15, 2017	By:	/s/ Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and
General Counsel

EP ENERGY LLC

	By:	/s/ Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and
General Counsel

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